                                                                EXHIBIT 4(a)(xx)

                                     WAIVER
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

     This Waiver, dated as of December 9, 2002, is among ONEIDA LTD., a New York corporation (the "Borrower"), JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), as Administrative Agent under the Amended and Restated Credit Agreement referred to below (the "Administrative Agent"), and the Lenders which are parties to the Amended and Restated Credit Agreement referred to below (the "Lenders").

                                    RECITALS

     A. The Borrower, the Administrative Agent and the Lenders are parties to an Amended and Restated Credit Agreement dated as of April 27, 2001 (such Agreement, as subsequently amended, is herein referred to as the "Credit Agreement").

     B. Borrower has advised the Administrative Agent and the Lenders that it may restate its financial statements for certain prior periods in order to change the manner in which Borrower accounted for certain costs arising out of Borrower's acquisition of Delco International Ltd. in August 2000. The potential accounting adjustments, if implemented, would treat certain bonuses, consulting payments and inventory and acquisition costs as expenses in the period in which they were paid. A description of the proposed accounting adjustments, including the amounts thereof, are set forth in a Memorandum dated November 27, 2002 from Borrower to the Lenders and in the schedules attached thereto (such Memorandum and schedules herein referred to as the "Waiver Request").

     C. The proposed accounting adjustments described in the Waiver Request, if fully implemented, will result in a reduction of Borrower's Consolidated EBITDA for the fiscal quarters from October 28, 2000 through and including October 26, 2002, including reductions of $3,655,000, $2,845,000, and $2,780,000 in
Consolidated EBITDA for the four-quarter periods ended July 28, 2001, October 27, 2001 and January 26, 2002, respectively.

     D. The reductions in Borrower's Consolidated EBITDA described in the Waiver Request will cause Borrower to be in violation of (i) the Consolidated Leverage Ratio for the Fiscal Quarters ended July 28, 2001, October 27, 2001 and January 26, 2002, and (ii) the Consolidated Interest Coverage Ratio for the Fiscal Quarters ended October 27, 2001 and January 26, 2002.

     E. Borrower has requested that the Lenders waive the violations of these financial covenants for such periods in the event Borrower elects to make the accounting adjustments described in the Waiver Request.

     NOW, THEREFORE, the parties agrees as follows:

     1. Definitions. All capitalized terms used in this Waiver which are not otherwise defined shall have the meanings given to those terms in the Credit Agreement.

     2. Waiver. In the event Borrower elects to make some or all of the accounting adjustments described in the Waiver Request, the Lenders hereby waive the Events of Default created as a result of (a) Borrower's failure to satisfy the Consolidated Leverage Ratio for the Fiscal Quarters ended July 28, 2001, October 27, 2001, and January 26, 2002, and (b) Borrower's failure to satisfy the Consolidated Interest Coverage Ratio for the Fiscal Quarters ended October 27, 2001 and January 26, 2002. This Waiver is limited to violations of the Consolidated Leverage Ratio and the Consolidated Interest Coverage Ratio caused by the accounting adjustments described in the Waiver Request in amounts not to exceed the amounts set forth in the Waiver Request. This Waiver does not apply to any other Event of Default (whether or not caused by the proposed accounting adjustments and whether or not presently existing or arising in the future) other than the financial covenant violations described above for the periods described above.

     3. Effectiveness. The Waiver shall become effective as of the date set forth above upon the Administrative Agent's receipt of (a) a signed counterpart of this Waiver duly executed and delivered by the Administrative Agent and the Required Lenders, (b) a fee of $5,000 for each Lender who executes and delivers to the Administrative Agent a signed counterpart of this Waiver before 5:00 p.m.
(EST) on December 9, 2002, and (c) a waiver of any corresponding events of default under the Amended and Restated Note Agreement governing the senior notes of Borrower due May 31, 2005, duly executed by the noteholders described therein.

     4. Restated Financial Statements. In the event Borrower restates its financial statements for one or more prior periods in order to reflect the accounting adjustments described in the Waiver Request, Borrower shall promptly furnish to the Administrative Agent and each Lender true and correct copies of such restated financial statements, together with the certificate of a Financial Officer of the Borrower required by Section 5.01(e) with respect to such restated financial statements, which Financial Officer may take into account the effect of this Waiver in making the certifications required by Section 5.01(e).

     5. Confirmation of Credit Agreement. Except as waived hereby, all of the provisions of the Credit Agreement remain in full force and effect from and after the date hereof.

     6. Expenses. The Borrower shall pay all expenses incurred by the Administrative Agent (including reasonable attorneys fees and disbursements) in connection with the preparation of this Waiver.

     7. Counterparts. This Waiver may be signed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page to this Waiver by facsimile transmission shall be as effective as delivery of a manually signed counterpart.

     IN WITNESS WHEREOF, the parties have caused this Waiver to be duly executed as of the day and year first above written.

                                       ONEIDA LTD.


                                       By: /s/ GREGG R. DENNY
                                           -------------------------------------
                                       Name: Gregg R. Denny
                                       Title: Chief Financial Officer


                                       JPMORGAN CHASE BANK (formerly known as
                                       The Chase Manhattan Bank), individually
                                       and as Administrative Agent


                                       By: /s/ KEVIN D. CLARK
                                           -------------------------------------
                                       Name: Kevin D. Clark
                                       Title: Vice President


                                       BANK OF AMERICA, N.A., individually and
                                       as Syndication Agent


                                       By: /s/ MARLENE M. TUMA
                                           -------------------------------------
                                       Name: Marlene M. Tuma
                                       Title: Vice President


                                       FLEET NATIONAL BANK, individually and as Documentation Agent


                                       By: /s/ DAVID A. KAVNEY
                                           -------------------------------------

                                       Name: David A. Kavney
                                       Title: Vice President


                                       HSBC BANK, USA, individually and as
                                       Senior Managing Agent


                                       By: /s/ WILLIAM D. MCINCROW
                                           -------------------------------------
                                       Name: William D. McIncrow
                                       Title: Vice President


                                       MANUFACTURERS AND TRADERS TRUST COMPANY


                                       By: /s/ DANA C. LOUCKS
                                           -------------------------------------
                                       Name: Dana C. Loucks
                                       Title: Assistant Vice President


                                       THE BANK OF NOVA SCOTIA


                                       By: /s/ J.W. CAMPBELL
                                           -------------------------------------
                                       Name: J.W. Campbell
                                       Title: Managing Director


                                       CITIBANK, N.A. (successor to European
                                       American Bank)


                                       By: /s/ PAUL DARRIGO
                                           -------------------------------------
                                       Name: Paul Darrigo
                                       Title: Vice President


                                       BANCA NAZIONALE DEL LAVORO S.p.A.,
                                          New York Branch


                                       By: /s/ FREDERIC W. HALL
                                           -------------------------------------
                                       Name: Frederic W. Hall
                                       Title: Vice President


                                       By: /s/ LEONARDO VALENTINI
                                           -------------------------------------
                                       Name: Leonardo Valentini
                                       Title: First Vice President